Exhibit 99.1
Contact: Tracy McLauchlin, CFO
IES Holdings, Inc.
713-860-1500

FOR IMMEDIATE RELEASE

IES Holdings Reports Fiscal 2020 Fourth Quarter and Full Year Results

HOUSTON — December 7, 2020 — IES Holdings, Inc. (or “IES” or the “Company”) (NASDAQ: IESC) today announced financial results for the quarter and fiscal year ended September 30, 2020.

Fourth Quarter 2020 Highlights
•Revenue of $330 million for the fourth quarter of fiscal 2020, an increase of 13% compared with $294 million for the fourth quarter of fiscal 2019
•Operating income of $14.4 million for the fourth quarter of fiscal 2020, an increase of 4% compared with $13.9 million for the same quarter of fiscal 2019. Operating income for 2020 included a goodwill impairment charge of $7.0 million and executive severance charges of $1.8 million
•Net income attributable to IES of $14.6 million, or $0.68 per diluted share, for the fourth quarter of fiscal 2020, compared with $9.9 million, or $0.46 per diluted share, for the same quarter of fiscal 2019. Net income attributable to IES for the fourth quarter of fiscal 2020 includes goodwill impairment (net of noncontrolling interest) and executive severance charges of $5.7 million and $1.8 million, respectively, as well as a tax benefit of $3.3 million from the release of a valuation allowance on state deferred tax assets
•Adjusted net income attributable to IES (a non-GAAP financial measure, as defined below) increased 78% to $22.2 million, or $1.05 per diluted share, for the fourth quarter of fiscal 2020, compared with $12.5 million, or $0.58 per diluted share, for the fourth quarter of fiscal 2019
•Remaining performance obligations, a GAAP measure of future revenue to be recognized from current contracts with customers, of approximately $505 million as of September 30, 2020
•Backlog (a non-GAAP financial measure, as defined below) of approximately $602 million as of September 30, 2020

Fiscal Year 2020 Highlights
•Revenue of $1.2 billion for fiscal 2020, an increase of 11% compared with $1.1 billion for fiscal 2019

•Operating income of $50.1 million for fiscal 2020, an increase of 20% compared with $41.9 million for fiscal 2019. Operating income for 2020 included a goodwill impairment charge of $7.0 million and executive severance charges of $1.8 million
•Net income attributable to IES of $41.6 million, or $1.94 per diluted share, for fiscal 2020, compared with $33.2 million, or $1.55 per diluted share, for fiscal 2019. Net income attributable to IES for fiscal 2020 includes goodwill impairment (net of noncontrolling interest) and executive severance charges of $5.7 million and $1.8 million, respectively, as well as tax benefits of $3.2 million related to the recognition of previously unrecognized tax benefits and $3.3 million from the release of a valuation allowance on state deferred tax assets. Net income attributable to IES for fiscal 2019 includes a tax benefit of $4.0 million associated with the recognition of previously unrecognized tax benefits
•Adjusted net income attributable to IES increased 41% to $54.2 million, or $2.57 per diluted share, for fiscal 2020, compared with $38.4 million, or $1.79 per diluted share, for fiscal 2019

Overview of Results
"I continue to be impressed with the commitment to safety and to our customers the entire IES team has shown in the face of the COVID-19 pandemic," said Jeffrey Gendell, Chairman and Chief Executive Officer. “Despite this challenging economic environment, our fiscal 2020 financial performance was strong, with consolidated revenue increasing 11% over the prior year, led by significant growth in our Communications and Residential businesses. Inclusive of charges for goodwill impairment and executive severance, our operating income still increased 20% for fiscal 2020 compared with fiscal 2019."

For fiscal 2020, the Communications segment reported revenue of $395.1 million, a 23% increase from fiscal 2019, driven primarily by increased demand from data center and distribution center customers, while operating income increased 63% to $40.4 million. Reflecting increased activity in both the single-family and multi-family housing markets, the Residential segment's revenue was $411.8 million and operating income was $30.1 million in fiscal 2020, representing increases of 31% and 68%, respectively, year-over-year. Revenue in the Infrastructure Solutions segment decreased 6% to $128.4 million in fiscal 2020, primarily reflecting the timing of project schedules at certain large customers as well as reduced demand for motor repair services caused by temporary COVID-19 related facility shutdowns by certain customers. Despite this decrease in revenue, operating income increased 17% in fiscal 2020 to $14.6 million.

The Commercial & Industrial segment reported fiscal 2020 revenue of $255.5 million, a decline of 16% compared to 2019. Although the business has maintained its focus on operating improvements and cost reductions, its performance continued to be affected by the ongoing COVID-19 pandemic and other market factors. This resulted in delays in awarding new projects and decreased demand for new construction in sectors such as retail, office and hospitality, which, in turn, negatively impacted its revenue, operating income and backlog. As a result of this increasingly competitive and uncertain environment and the financial performance of the segment, the Company recorded a non-cash goodwill impairment charge of $7.0 million in the fourth quarter of fiscal 2020.

Tracy McLauchlin, Chief Financial Officer, added, “We generated $77 million of operating cash flow during fiscal 2020 and ended the year with a cash balance of $54 million and no outstanding borrowings on our revolving credit facility, while investing an aggregate of $41 million in acquisitions, capital expenditures and share repurchases. Subsequent to the end of our fiscal year, we successfully completed the acquisitions of K.E.P. Electric, Inc. and Wedlake Fabricating, Inc., using cash on hand while still maintaining ample liquidity. This liquidity, combined with a fiscal year-end backlog of $602 million, an increase of $65 million from a year ago, positions us well for growth in fiscal 2021."

Net Operating Loss Carryforwards
The Company estimates that it has available Net Operating Loss Carryforwards (NOLs) for U.S. federal income tax purposes of approximately $217.3 million at September 30, 2020, including approximately $128.0 million resulting from net operating losses on which a deferred tax asset is not recorded. The Company's common stock is subject to a Rights Plan dated November 8, 2016, which is intended to assist in limiting the number of 5% or more owners of the Company’s common stock and thereby reduce the risk of a possible “change in ownership” under Section 382 of the Internal Revenue Code of 1986, as amended. Any such “change in ownership” under these rules would limit or eliminate the ability of the Company to use its existing NOLs for federal income tax purposes. There is no guarantee that the Rights Plan will achieve the objective of preserving the value or realization of the NOLs.

Stock Buyback Plan
In 2015, the Company’s Board of Directors authorized and announced a stock repurchase program for purchasing up to 1.5 million shares of our common stock from time to time, and on May 2, 2019, authorized the repurchase of up to an additional 1.0 million shares. During the quarter ended September 30, 2020, the Company repurchased 38,201 shares at an average price of $28.97 per share, and for year-to-date fiscal 2020, the Company repurchased 263,160 shares at an average price of $23.29 per share. The Company had 993,825 shares remaining under its stock repurchase authorization at September 30, 2020.

Non-GAAP Financial Measures and Other Adjustments
This press release includes adjusted net income attributable to IES, adjusted earnings per share attributable to IES, and backlog, and, in the non-GAAP reconciliation tables included herein, adjusted EBITDA and adjusted net income before taxes, each of which is a financial measure not calculated in accordance with generally accepted accounting principles in the U.S. (“GAAP”). Management believes that these measures provide useful information to our investors by, in the case of adjusted net income attributable to IES, adjusted earnings per share attributable to IES, adjusted EBITDA and adjusted net income before taxes, distinguishing certain nonrecurring events such as litigation settlements or significant expenses associated with leadership changes, or noncash events, such as impairment charges or our valuation allowances release and write-down of our deferred tax assets, or, in the case of backlog, providing a common measurement used in IES's industry, as described further below, and that these measures, when reconciled to the most directly comparable GAAP measures, help our investors to better identify underlying trends in the operations of our business and facilitate easier comparisons of our financial performance with prior and future periods and to our peers. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, which has been provided in the financial tables included in this press release.

Remaining performance obligations represent the unrecognized revenue value of our contract commitments. While backlog is not a defined term under GAAP, it is a common measurement used in IES’s industry and IES believes this non-GAAP measure enables it to more effectively forecast its future results and better identify future operating trends that may not otherwise be apparent. IES’s remaining performance obligations are a component of IES’s backlog calculation, which also includes signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins. IES’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

For further details on the Company’s financial results, please refer to the Company’s annual report on Form 10-K for the fiscal year ended September 30, 2020, to be filed with the Securities and Exchange Commission (“SEC”) by December 7, 2020, and any amendments thereto.

About IES Holdings, Inc.
IES is a holding company that owns and manages operating subsidiaries that design and install integrated electrical and technology systems and provide infrastructure products and services to a variety of end markets, including data centers, residential housing, and commercial and industrial facilities. Our more than 5,000 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the impact of the COVID-19 outbreak or future epidemics on our business, including the potential for job site closures or work stoppages, supply chain disruptions, construction delays, reduced demand for our services, or our ability to collect from our customers; the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership or a change in the federal tax rate; the potential recognition of valuation allowances or write-downs on deferred tax assets; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy, or the subsequent underperformance of those acquisitions; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction or the housing market, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document, in the Company’s annual report on Form 10-K for the year ended September 30, 2020 and in the Company’s other reports on file with the SEC. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about IES Holdings, Inc. can be found at http://www.ies-co.com under "Investor Relations." The Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company's website as soon as reasonably practicable after they are filed with, or furnished to, the SEC

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Revenues	$330.4	$293.6	$1,190.9	$1,077.0
Cost of services	262.3	242.7	962.9	894.9
Gross profit	68.2	50.9	228.0	182.1
Selling, general and administrative expenses	46.7	37.1	170.9	140.6
Goodwill impairment expense	7.0	—	7.0	—
Contingent consideration	—	(0.1)	—	(0.4)
Loss on sale of assets	—	—	—	0.1
Operating income	14.4	13.9	50.1	41.9
Interest expense	(0.1)	0.3	0.8	1.9
Other (income) expense, net	(0.2)	—	—	(0.1)
Income from operations before income taxes	14.6	13.6	49.3	40.1
Provision for income taxes	1.1	3.6	8.7	6.7
Net income	13.5	10.0	40.6	33.5
Net (income) loss attributable to noncontrolling interest	1.1	(0.1)	1.0	(0.3)
Net income attributable to IES Holdings, Inc.	$14.6	$9.9	$41.6	$33.2

Earnings per share attributable to IES Holdings, Inc.:
Basic	$0.69	$0.47	$1.96	$1.56
Diluted	$0.68	$0.46	$1.94	$1.55

Shares used in the computation of earnings per share:
Basic (in thousands)	20,725	20,911	20,796	21,082
Diluted (in thousands)	21,047	21,184	21,092	21,315

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED NET INCOME ATTRIBUTABLE
TO IES HOLDINGS, INC. AND ADJUSTED EARNINGS PER SHARE
ATTRIBUTABLE TO IES HOLDINGS, INC.
(DOLLARS IN MILLIONS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Net income attributable to IES Holdings, Inc.	$14.6	$9.9	$41.6	$33.2
Provision for income taxes	1.1	3.6	8.7	6.7
Adjusted net income before taxes	15.8	13.5	50.3	39.9
Current tax expense (1)	(1.1)	(1.0)	(3.6)	(2.3)
Goodwill impairment expense, net of noncontrolling interest	5.7	—	5.7	—
Severance expense	1.8	—	1.8	0.8
Adjusted net income attributable to IES Holdings, Inc.	$22.2	$12.5	$54.2	$38.4

Adjusted earnings per share attributable to IES Holdings, Inc.:
Basic	$1.07	$0.59	$2.61	$1.81
Diluted	$1.05	$0.58	$2.57	$1.79

Shares used in the computation of earnings per share:
Basic (in thousands)	20,725	20,911	20,796	21,082
Diluted (in thousands)	21,047	21,184	21,092	21,315

(1) Represents the tax expense for the current period which will be paid in cash and not offset by the utilization of deferred tax assets

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	September 30,	September 30,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53.6	$18.9
Accounts receivable:
Trade, net of allowance	213.0	186.3
Retainage	40.9	29.2
Inventories	24.9	21.5
Costs and estimated earnings in excess of billings	29.9	29.9
Prepaid expenses and other current assets	9.2	10.6
Total current assets	371.5	296.5
Property and equipment, net	24.6	25.7
Goodwill	53.8	50.6
Intangible assets, net	39.4	26.6
Deferred tax assets	33.8	40.9
Operating right of use assets	31.8	—
Other non-current assets	5.8	4.9
Total assets	$560.5	$445.3
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$186.7	$152.9
Billings in excess of costs and estimated earnings	55.7	40.6
Total current liabilities	242.4	193.5
Long-term debt	0.2	0.3
Operating long-term lease liabilities	20.5	—
Other non-current liabilities	12.2	1.9
Total liabilities	275.4	195.7
Noncontrolling interest	1.8	3.3
STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	0.2	0.2
Treasury stock, at cost	(24.5)	(12.5)
Additional paid-in capital	200.6	192.9
Retained earnings	107.0	65.6
Total stockholders’ equity	283.3	246.2
Total liabilities and stockholders’ equity	$560.5	$445.3

IES HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Year Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$40.6	$33.5
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	1.9	0.6
Deferred financing cost amortization	0.2	0.3
Depreciation and amortization	12.5	9.6
Loss on sale of assets	—	0.1
Non-cash compensation expense	3.3	2.4
Goodwill impairment expense	7.0	—
Deferred income taxes	5.1	5.7
Changes in operating assets and liabilities:
Accounts receivable	(25.4)	(35.3)
Inventories	(2.8)	(0.7)
Costs and estimated earnings in excess of billings	0.4	1.6
Prepaid expenses and other current assets	(9.4)	(7.2)
Other non-current assets	0.5	(0.4)
Accounts payable and accrued expenses	20.1	22.5
Billings in excess of costs and estimated earnings	14.0	6.7
Other non-current liabilities	8.8	(0.5)
Net cash provided by operating activities	76.7	38.7
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4.7)	(6.3)
Proceeds from sale of assets	0.1	0.5
Cash received (paid) in conjunction with business combinations or dispositions	(29.0)	0.1
Net cash used in investing activities	(33.6)	(5.7)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of debt	592.8	89.3
Repayments of debt	(592.8)	(119.5)
Finance lease payment	(0.2)	—
Distribution to noncontrolling interest	(0.6)	(0.2)
Repurchases of common stock	(7.7)	(9.8)
Net cash used in financing activities	(8.5)	(40.3)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	34.6	(7.3)
CASH, CASH EQUIVALENTS, beginning of period	18.9	26.2
CASH, CASH EQUIVALENTS, end of period	$53.6	$18.9

IES HOLDINGS, INC. AND SUBSIDIARIES
OPERATING SEGMENT STATEMENT OF OPERATIONS
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Revenues
Communications	$118.4	$91.0	$395.1	$321.2
Residential	111.1	88.1	411.8	313.3
Infrastructure Solutions	35.9	36.8	128.4	136.8
Commercial & Industrial	65.1	77.7	255.5	305.6
Total revenue	$330.4	$293.6	$1,190.9	$1,077.0

Operating income (loss)
Communications	$16.8	$8.5	$40.4	$24.8
Residential	7.6	5.6	30.1	17.9
Infrastructure Solutions	5.1	4.5	14.6	12.4
Commercial & Industrial(1)	(9.1)	(0.6)	(18.0)	2.1
Corporate(2)	(6.0)	(4.0)	(17.0)	(15.4)
Total operating income (loss)	$14.4	$13.9	$50.1	$41.9

(1) Includes goodwill impairment expense of $7.0M incurred in the three months ended September 30, 2020
(2) Includes severance expense of $1.8M and $0.8M incurred in the three months ended September 30, 2020 and March 31, 2019, respectively

IES HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION OF ADJUSTED EBITDA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	Three Months Ended September 30,		Year Ended September 30,
	2020	2019	2020	2019
Net income attributable to IES Holdings, Inc.	$14.6	$9.9	$41.6	$33.2
Provision for income taxes	1.1	3.6	8.7	6.7
Interest & other (income) expense, net	(0.2)	0.3	0.8	1.7
Depreciation and amortization	3.7	2.4	12.5	9.6
EBITDA	$19.3	$16.2	$63.6	$51.1
Non-cash equity compensation expense	0.5	0.9	3.3	2.4
Goodwill impairment expense, net of noncontrolling interest	5.7	—	5.7	—
Severance expense	1.8	—	1.8	0.8
Adjusted EBITDA	$27.3	$17.0	$74.4	$54.3

IES HOLDINGS, INC. AND SUBSIDIARIES
SUPPLEMENTAL REMAINING PERFORMANCE OBLIGATIONS AND NON-GAAP RECONCILIATION OF BACKLOG DATA
(DOLLARS IN MILLIONS)
(UNAUDITED)

	September 30, 2020	June 30, 2020	September 30, 2019
Remaining performance obligations	$505	$523	$452
Agreements without an enforceable obligation (1)	97	74	85
Backlog	$602	$597	$537

(1) Our backlog contains signed agreements and letters of intent which we do not have a legal right to enforce prior to work starting. These arrangements are excluded from remaining performance obligations until work begins.